Exhibit 10.6

ADMINISTRATION AGREEMENT

Between:   EMAC HANDELS AG
Churerstrasse 106
CH-8808 Pfaeffikon SZ, Switzerland
(hereinafter referred to as “EMAC”)

        and:   AUGUST ENERGY CORP.
7810 Marchwood Place, Vancouver BC, Canada, V5S 4A6
(hereinafter referred to as “AENC”)

THIS AGREEMENT WITHNESSETH THAT for and in consideration of the sum of one dollar and other good and valuable consideration now paid by each of the parties to each of the other parties hereto (the receipt of which is hereby acknowledged) the parties agree as follows:

A.
“AENC” herewith confirms that it is a Corporation duly incorporated in the State of Delaware, with its common stock trading on the OTC US Market with quotation on the OTC Pinksheets under the symbol ”AENC”.

B.	“AENC” furthermore confirms that there are no legal actions being taken against it, neither now nor does “AENC” expect any legal actions to be taken against the corporation.

C.
“EMAC” confirms that it is a Private Corporation duly incorporated in Freienbach, Switzerland, with offices in Pfaeffikon Switzerland and “EMAC” furthermore confirms that it is represented through Ernst Hiestand of North Vancouver BC. Canada.

D.	“EMAC” furthermore confirms that there are no legal actions being taken against it, neither now nor does “EMAC” expect any legal actions to be taken against the corporation

E.	“EMAC” furthermore confirms that its representative, Ernst Hiestand, residing in North Vancouver BC, Canada has the experience and knowledge required to assist and manage the filing and other requirements necessary to administer all matters pertaining to the “AENC” as a publically trading corporation.

THEREFORE, “AENC” herewith agrees to contract the services of “EMAC” under the following terms and conditions:

1)	“EMAC” shall assist the President and “AENC’s” management team in all matters pertaining to the operations as a publically trading company.

2)	“EMAC” shall manage and oversee all administrative related work and tasks of “AENC” as they relate to the general operations as a publically trading company.

3)	“EMAC” shall execute all correspondence and such other documents as required in the course of the execution of its duties.

4)	“EMAC” shall at all times adhere to the rulings and decisions of the Board of Directors of “AENC” provided however that the Board of Directors shall take no decision or do no act that could hinder the proper execution of “EMAC”’s duties, provided that the execution of such duties is at all times within and according to the rules and regulations of the US SEC and any applicable Canadian law.

5)	“EMAC” shall at all times adhere to the Rules and Regulations of the US Securities and Exchange Commission and any applicable law of Canada.

6)	“AENC”, its Directors, Officers and Employees or Agents shall conduct themselves and all of their business of “AENC” within the Rules and Regulations of the US Securities and Exchange Commission and any applicable law of Canada.

7)	“AENC”, its Directors and Employees shall direct all correspondence, documents and other business pertaining to the public arm of “AENC” to “EMAC”.

8)
“AENC” shall agree to and pass any and all resolutions and/or do any and all acts deemed necessary to execute the filing application and any subsequent requirements to maintain the good standing of “AENC” under the rules and regulations of the US SEC or any applicable Canadian law.

9)	“AENC” shall pay to “EMAC” the following remuneration,

a)	Administration Fee: $ 2,500 US per month, from April 2011 to April 2012
$ 3,500 US per month thereafter
b)	Shared Office Space: $ 250 US per month, plus
c)	All incidental expenses such as:
	8)	Fax and Telephone.
	9)	Office Supplies.
	10)	Stationary.
	11)	Annual Reports, Statements, etc.
	12)	Any expense for Accounting and Audits incurred on behalf of “AENC”.
	13)	Any legal expense incurred on behalf of “AENC”.
	14)	Postage, Couriers etc.
	15)	Travel if further than 100 KM from office.
d)	Any other expense item that is required to execute the duties of “EMAC”.
e)	The administration fee is payable monthly in advance, all incidental expenses incurred by “EMAC” shall be paid within 14 days of billing by “EMAC” to “AENC”.

10)
In the event that “AENC” does not have the necessary cash-flow for payment of the above given Fee, such shall be paid in the stock of “AENC” at a 25% discount of the actual ask price of the stock based on a 30 day average ask price prior to the conversion.

11)	This Agreement shall commence with date given below and shall be in effect for a period of 3 years.

12)	“EMAC” and Ernst Hiestand shall have the right to act on behalf of other companies as long as such services do not hinder the proper execution of its duties for “AENC”.

13)	The contact address for “EMAC” is 341 W 3rd St, #309, North Vancouver BC, Canada V7M 1G3 and the general contact phone number is 604 929-9529.

14)	This Agreement shall enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, associates and assigns.

15)
Any dispute between the parties of this agreement shall be brought before an arbitrator and the parties shall accept the decision of the arbitrator without any reservations and such arbitration take place in the City of Vancouver BC., Canada.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 30th day of
April 2011.

EMAC HANDELS AG

/s/Thomas Hiestand
Thomas Hiestand, President

AUGUST ENERGY CORP.

/s/Delber G. Blewett
Delbert G. Blewett, President & CEO